UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2026

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:      None

Securities registered pursuant to Section 12(g) of the Act:

Title of Class	Trading Symbol(s)
Common Stock	ATXI (OTC Markets Group, Inc.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On February 18, 2026, Avenue Therapeutics, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Duke University (“Duke”), whereby the Company obtained from Duke an exclusive, worldwide license to certain patents and know-how for the development and commercialization of products, including ATX-04 (clenbuterol), for the treatment of lysosomal storage diseases, subject to customary retained rights for Duke and other non-profit or governmental institutions to use the licensed technology for non-commercial research and educational purposes. Under the License Agreement, the Company agreed to make an upfront payment and reimburse certain patent expenses to Duke, and to make development, regulatory, and commercial milestone payments upon the achievement of certain milestones. In addition, the Company is obligated to pay a tiered low single-digit royalty on future net sales of licensed products. The Company intends to advance ATX-04 through a late-stage clinical development program leveraging existing human safety and efficacy data, with an initial focus on treating Pompe disease as an adjunct to enzyme replacement therapy (“ERT”).

The License Agreement includes customary development and commercialization diligence obligations for the Company, as well as customary termination provisions, including for uncured material breach, certain insolvency-related events and specified patent challenges, and otherwise continues on a product-by-product and country-by-country basis for so long as royalties are payable.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which the Company expects to file as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 8.01	Other Events.

The Company issued a press release on February 23, 2026 announcing its entry into the License Agreement, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated February 23, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: February 23, 2026

	By:	/S/ DAVID JIN
David Jin
Interim Principal Financial Officer and Chief Operating Officer